Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-165869 on Form S-3 and Nos. 333-170513 and 333-135613 on Form S-8 of our report dated February 22, 2011, relating to the consolidated financial statements of Kaiser Aluminum Corporation, which report expresses an unqualified opinion and our report on the effectiveness of Kaiser Aluminum Corporation’s internal control over financial reporting, in each case appearing in this Annual Report on Form 10-K of Kaiser Aluminum Corporation for the year ended December 31, 2010.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
February 22, 2011

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